SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d) of
                        the Securities Exchange Act of 1934

                  Date of Amended Report: February 20, 2002


                          MENTOR CAPITAL CONSULTANTS, INC.
                                    Delaware




                                                              84-156-99065
    Commission File No. 0-32931             IRS Employer Identification No.



                         4940 Pearl East Circle, Suite 104
                               Boulder, CO  80301
                                 (303) 444-7755

Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On December 20, 2001, the Registrant's principal independent public accountants and auditors, Van Dorn & Bossi resigned. Also on December 20, 2001 the Registrant engaged Gordon, Hughes & Banks, LLP as its principal independent public accountants and auditors. No report issued at any time by Van Dorn & Bossi on the financial statements of the Registrant or its subsidiaries has contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principals. Further, during Mentor Capital's two most recent fiscal years and any subsequent interim period preceding Van Dorn & Bossi's resignation, there were no disagreements with Van Dorn & Bossi, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Van Dorn & Bossi, would have caused them to make reference to the subject matter of disagreement(s) in connection with their report.

    The change in accountants described above was approved by Registrant's board of directors.

Item 7. EXHIBITS

  Letter of Van Dorn & Bossi dated February 20, 2002.



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: ________________                  Mentor Capital Consultants, Inc.



                                         _____________________________________
                                         W. Michael Bissonnette,
                                         President and Chief Executive Officer